Exhibit 21.1 Subsidiaries of the Company

NAME OF SUBSIDIARY	DOMICILE
Hartman XX Limited Partnership	Texas
Hartman CRMB Holdings, LLC	Texas
Hartman XX REIT GP, LLC	Texas
Hartman SPE, LLC	Texas
Hartman SPE Management, LLC	Delaware
Hartman Income REIT Management, LLC	Delaware
Hartman Income REIT Management, Inc.	Texas
Hartman Advisors, LLC	Texas
Texan REIT Manager, LLC	Texas
Hartman 400 North Belt, LLC	Texas
Hartman Ashford Crossing, LLC	Texas
Hartman Gulf Plaza, LLC	Texas
Hartman Cooper Street Plaza, LLC	Texas
Hartman Richardson Heights Properties, LLC	Texas
Hartman Mitchelldale Business Park, LLC	Texas
Hartman Bent Tree, LLC	Texas
Hartman Three Forest Plaza LLC	Texas
Hartman Westway One, LLC	Texas
Hartman One Technology Center, LLC	Texas
Hartman Corporate Park Place LLC	Texas
Hartman Skymark Tower, LLC	Texas
Hartman Hillcrest, LLC	Texas
Hartman Parkway, LLC	Texas
Hartman Energy LLC	Texas
Hartman RPC, LLC	Texas
Hartman RPC II, LLC	Texas
Hartman Income REIT Property Holdings, LLC	Delaware
Hartman Highway 6, LLC	Texas
Hartman TRS, Inc.	Texas